Exhibit 10.29
SECOND AMENDMENT
TO
MANUFACTURING SERVICES AGREEMENT
     THIS SECOND AMENDMENT is made as of the 22nd day of April, 2010 (the “Effective Date”), by and between Flextronics Sales & Marketing North Asia (L) Ltd, and Aruba Networks, and amends that certain Manufacturing Services Agreement dated January 1st, 2005 (the “MSA”), between the parties.
     WHEREAS, the parties have entered into the MSA referenced above, the terms of which are fully acknowledged by the parties herein; and
     WHEREAS, the parties seek to add terms for material safety stock ordering and liability.
     NOW THEREFORE, the parties agree as follows:
1.	A NEW Section 4.1 (c) “Authorization to Procure Safety Stock” shall be added to the MSA as follows:

“Authorization to Procure Safety Stock. Accepted forecasts from Aruba will constitute authorization for Flextronics to procure, without Aruba’s prior approval, Safety Stock in accordance with Exhibit 4.1.”

2.	A NEW Exhibit 4.1 “Material Safety Stock” attached hereto shall be added to the MSA.

3.	Section 4.5 “Aruba Responsibility for Inventory and Special Inventory” shall be deleted in its entirety and replaced with the following:

4.5 Aruba Responsibility for Inventory, Special Inventory and Safety Stock. Aruba is responsible under the conditions provided in this Agreement for all Materials, Inventory, and Special Inventory, and for any safety stock (as further described in Exhibit 4.1), purchased by Flextronics with respect to the forecast, the terms of Exhibit 4.1, and any purchase orders accepted by Flextronics from Aruba or any Authorized Purchaser under this Section 4.
***Signature page follows ***

Except as expressly modified by this Second Amendment, the MSA shall remain unmodified and in full force and effect.
AGREED:

ARUBA NETWORKS, Inc.		FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD.

By:	/s/ Alexa King	By:	/s/ Manny Marimuthu
	Name: Alexa King Title: General Counsel		Name: Manny Marimuthu Title: Director

Exhibit 4.1
MATERIAL SAFETY STOCK
1. “Safety Stock” shall mean the Materials and Special Inventory ordered pursuant to this Exhibit 4.1 which are held by Flextronics as buffer, the ordering and procurement of which are based on a fixed quantity of finished Products. Flextronics will use manufacturing resource planning (“MRP”) triggers, where the “safety stock” quantity will be built in (by Flextronics) as “upside” to the manufacturing product schedule (“MPS”) and driven through the standard MRP process for procuring additional Safety Stock. Flextronics will use commercially reasonable efforts to ensure that the level of Safety Stock at the factory (or other agreed upon location) for the Products listed in Section 2 below is maintained at or above the target quantities shown in Section 3 below. Materials and Special Inventory unit pricing will be updated based on quarterly price reviews and the on hand inventory of Safety Stock-will be “revalued” as part of the standard quarterly inventory revaluation process. This Safety Stock inventory will be maintained under the same part numbers and at the same location as all other Aruba Materials and Special Inventory.
2. PRODUCTS (Model #s):
3200-8, 3400-32, 3600-64, 650-8, 651-9, 620-4 and M3MK1
3. TARGET QUANTITY OF SAFETY STOCK BY MODEL NUMBER

3200-8	150 units
3400-32	100 units
3600-64	75 units
650-8	50 units
651-9	50 units
620-4	75 units
M3MK1	80 units
4. TITLE AND RISK OF LOSS
Title and risk of loss for the Safety Stock shall remain with Flextronics until transferred to Aruba pursuant to Sections 5.1 and 5.3 of the MSA or pursuant to a purchase of the Safety Stock by Aruba in accordance with material liability terms for Materials and Special Inventory under the MSA.

5. CARRYING COSTS ASSOCIATED WITH SAFETY STOCK
5.1 Flextronics will provide an inventory report at the end of each month indicating the quantity of on-hand Safety Stock used for the calculation of carrying costs. Aruba shall pay (Net 30 days date of invoice) carrying costs for this Safety Stock as follows:
5.2 Carrying costs will be applied to the following portion of the Materials and Special Inventory on hand: Safety Stock = inventory on hand- demand within 90 days base on MPS- excess under MOQ).
5.3 Carrying costs will be applied to the Safety Stock based on age:
a)	For any Safety Stock aged 0-6 months, Aruba will pay a carrying charge of one and one half percent (1.5%) per month.
b)	For any Safety Stock aged more than 6 months but less than l2 months, Aruba will pay a carrying charge of two and one half percent (2.5%) per month.
c)	When Safety Stock has aged 12 months, Aruba will purchase such Safety Stock and then Flextronics will ship all such purchased Safety Stock to Aruba.
6. ARUBA LIABILITY FOR EXCESS, OBSOLETE AND AGED INVENTORY
Aruba’s liability for the Safety Stock shall be the same as Aruba’s liability for all other Materials, Inventory and Special Inventory under the MSA. Safety Stock may become excess, obsolete or aged, and Aruba will be required to purchase such Safety Stock in accordance with the terms and conditions set forth in the MSA.
In addition, should an ECO impact the Safety Stock (i.e. render any of the Safety Stock materials obsolete), such Safety Stock will be processed immediately as excess and obsolete under the MSA.

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